Exhibit 1.1 1 NEWTEKONE, INC. 2,000,000 Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B UNDERWRITING AGREEMENT August 13, 2025 Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue, 4th Floor New York, New York 10019 Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 As representatives of the several Underwriters named in Exhibit A hereto Ladies and Gentlemen: NewtekOne, Inc., a corporation organized under the laws of Maryland (the “Company”), confirms its agreement with Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc., as representatives (in such capacity, the “Representatives”) of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 7 hereof), with respect to the issuance and sale by the Company of 2,000,000 depositary shares (the “Firm Depositary Shares”), each such depositary share representing a 1/40th interest in a share of its 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.02 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per depositary share) (the “Preferred Stock”). The Company also grants to the Underwriters an option to purchase up to an additional 150,000 depositary shares (the “Option Depositary Shares”). The Firm Depositary Shares and the Option Depositary Shares are hereinafter referred to collectively as the “Depositary Shares.” The Depositary Shares and Preferred Stock are described in the Prospectus, which is referred to below. The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Depositary Shares and will be issued by Equiniti Trust Company, LLC (the “Depositary”) under a deposit agreement to be dated August 20, 2025 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder. The Preferred Stock is to be issued by the Company pursuant to the provisions of the articles supplementary classifying and designating the Preferred Stock (the “Articles Supplementary”) to be filed by the Company with the State Department of Assessments and Taxation of Maryland. The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form S-3 (File No. 333-269452), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Depositary Shares. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective on July 27, 2023 and any post-effective amendment thereto, including all documents filed as a part thereof, and all documents incorporated therein by reference, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Depositary Shares and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B (“Rule 430B”) under the 1933 Act, and also including any registration statement relating to the Depositary Shares filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” The prospectus included in

2 the Registration Statement at the time it became effective on July 27, 2023 (including all documents incorporated therein by reference) is hereinafter referred to as the “Base Prospectus.” The Company has prepared and filed with the Commission in accordance with Rule 424 a “Preliminary Prospectus Supplement,” which means the preliminary prospectus supplement used in connection with the offer of the Depositary Shares and filed with the Commission pursuant to Rule 424 prior to execution and delivery of this Agreement. “Final Prospectus Supplement” means the prospectus supplement containing all information omitted from the Base Prospectus and Preliminary Prospectus Supplement pursuant to Rule 430B which will be filed with the Commission pursuant to Rule 424. “Prospectus” means, collectively, the Base Prospectus and Final Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Depositary Shares by the Underwriters. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or included in the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus, as the case may be, as of any specified date. All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR). In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows: 1. Representations and Warranties of the Company. (a) The Company represents and warrants to and agrees with the Underwriters as of the date of this Agreement, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (as such terms are defined in Section 2 hereof), as follows: (1) A registration statement on Form S-3 (File No. 333-269452) with respect to the Depositary Shares has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form S-3 under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representatives. As of the Applicable Time, the Base Prospectus and the Preliminary Prospectus Supplement and the information included in Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 6 herein. As of the date set forth on its cover page (solely in the case of the Prospectus), the Closing Date and each Option Closing Date, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished by or on behalf of any Underwriters through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 6 herein. As used in this subsection and elsewhere in this Agreement, the term “Applicable

3 Time” means 7:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives. The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus relating to the proposed offering of the Depositary Shares, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform to the requirements of, the 1933 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Applicable Time, the Closing Date and each Option Closing Date (if any), the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 6 herein. (2) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package, and the Prospectus, is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and to enter into and perform its obligations under this Agreement, the Deposit Agreement and the Depositary Shares, except where the failure of the Company to be so qualified or in good standing or have such power or authority would not result in a Company Material Adverse Effect (as defined below). Each of the Company’s consolidated subsidiaries including Newtek Bank, National Association (the “Bank”), other than those entities which would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a limited liability company or corporation in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure of the Subsidiaries to be so qualified or in good standing or have such power or authority would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby and under the Deposit Agreement and the Depositary Shares (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Company Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly-owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. (3) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made and will not, without the prior consent of the Representatives, make any offer relating to the Depositary Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act required to be filed with the Commission and which for the purposes of this Agreement, includes: (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act and (ii) any Sales Material (as defined below). (4) The outstanding shares of common stock, par value $0.02 per share, of the Company (the “Common Stock”) and the Series A Convertible Preferred Stock, par value $0.02 per share, of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no preemptive rights of stockholders exist with respect to any of the Depositary Shares or the issue and sale thereof and, except as set forth in the Registration Statement, General Disclosure Packages and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Depositary Shares as contemplated by this Agreement gives rise to any

4 rights, other than those which have been waived or satisfied, for or relating to the registration of any class of securities of the Company. (5) The information set forth under the captions “Description of Our Depositary Shares,” “Description of Depositary Shares” and “Description of Preferred Stock” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize provisions of the Company’s articles of incorporation and bylaws or Maryland law, the Deposit Agreement and the Depositary Shares, and under the caption “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, in each case, fairly and accurately summarize such provisions in all material respects. The Deposit Agreement, the Depositary Shares and the Preferred Stock materially conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the Depositary Shares will conform to the Deposit Agreement and the listing requirements for the Nasdaq Global Market (“Nasdaq”). Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement or as would not reasonably be expected to result in a Company Material Adverse Effect, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock. (6) The Company is, and from and after January 6, 2023 has been, duly registered as a bank holding company and has elected to be treated as a financial holding company under Section 4(l) of the Bank Holding Company Act of 1956, as amended. Each of the Company and Newtek Bank, National Association (the “Bank”) is and has been in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency (the “OCC”) and the Federal Deposit Insurance Corporation (the “FDIC”), as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and the Bank Secrecy Act, to the extent such laws or regulations apply to the Company or the Bank, as applicable, other than where such failures to comply would not, individually or in the aggregate, have a Company Material Adverse Effect. As of June 30, 2025, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action. (7) The Deposit Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing; and such Deposit Agreement will conform to the description thereof in the Registration Statement, General Disclosure Package and the Prospectus in all material respects. The Articles Supplementary has been duly authorized by the Company. The form of certificate representing the Preferred Stock complies with the requirements of the law of the State of Maryland and the Company’s articles of incorporation and bylaws, each as amended. (8) The Preferred Stock has been duly authorized by the Company and, when issued and delivered and paid for in accordance with this Agreement and the Deposit Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights, powers, preferences, privileges and designations set forth in the Articles Supplementary; the Depositary Shares, and the deposit of the Preferred Stock in accordance with the provisions of the Deposit Agreement, have been duly authorized by the Company; and, when the Depositary Shares have been issued and delivered and paid for and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, the Depositary Shares will be duly and validly issued and the holders of the Depositary Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts; and the Depositary Shares and the Preferred Stock will conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. Neither the Preferred Stock nor the Depositary Shares shall be subject to preemptive or other similar rights. (9) [Reserved]

5 (10) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Depositary Shares other than the Registration Statement, the General Disclosure Package and the Prospectus or other materials, if any, permitted by the 1933 Act. (11) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the Subsidiaries, as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with (i) generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made, and (ii) the requirements of Regulation S-X in all material respects. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, and such data, if provided, have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”), and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required. (12) RSM US LLP, who has audited and certified certain of the financial statements incorporated by reference in or filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, and whose reports with respect to the financial statements of the Company and its Subsidiaries are incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the Public Company Accounting Oversight Board (United States). (13) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, otherwise registered for sale or sold by the Company under the 1933 Act. (14) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. (15) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and Nasdaq thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act, except for such failures that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

6 (16) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before any court, regulatory body, or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits, claims or proceedings, would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No labor dispute with the employees of the Company or the Bank exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Company Material Adverse Effect. (17) The Company and the Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use made or to be made of such property by the Company and the Subsidiaries, (b) are disclosed in the Registration Statement, the General Disclosure Package and Prospectus or (c) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. (18) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and except where any failure to so file or pay would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. (19) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any Company Material Adverse Effect. There has not been any material transaction entered into, or any material transaction that is probable of being entered into, by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus, except for such obligations entered into after the effective date of the Prospectus and that would not be reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect. (20) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Applicable Time, the Closing Date and any Option Closing Date: (i) in violation of its charter or certificate or articles of incorporation (as amended, restated or supplemented), bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, or (iv) a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business, or in any manner relates to their capital adequacy, their credit policies or their management, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and, solely with respect to clauses (ii)- (iv), which violations or defaults would, reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any communication from any governmental authority that it is not acting in compliance with any statute, regulation or ordinance, which is unresolved and would reasonably be expected to have a Company Material Adverse Effect. The Bank, as of its most

7 recent Community Reinvestment Act compliance examination, received a rating of “Satisfactory” or better. The execution and delivery of this Agreement and the Deposit Agreement, the issuance and sale of the Depositary Shares, the compliance by the Company with the terms of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, including compliance by the Company with the provisions of the Articles Supplementary, will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (y) the articles of incorporation or bylaws of the Company or (z) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except with respect to clauses (x) and (z) for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, have a Company Material Adverse Effect. (21) This Agreement has been duly authorized, executed and delivered by the Company and when duly executed by the Representatives, will constitute the valid and binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions hereof may be limited under applicable laws. (22) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement or the Deposit Agreement, the issuance and sale of the Depositary Shares and the consummation of the transactions contemplated hereby and thereby (except (i) the Current Reports on Form 8-K adding certain documents related to the offering of the Depositary Shares as exhibits to the Registration Statement and (ii) such additional steps as may be (x) required by the Financial Industry Regulatory Authority (“FINRA”); (y) required by Nasdaq in connection with the listing of the Depositary Shares; or (z) necessary to qualify the Depositary Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect. (23) The Company and the Subsidiaries hold all licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; the Company and the Subsidiaries each own or possess rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects; none of the Company or any of the Subsidiaries has infringed, and none of the Company or any of the Subsidiaries has received notice of conflict with, any Intellectual Property of any other person or entity, which infringement or conflict would reasonably be expected to result in a Company Material Adverse Effect. None of the technology employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; none of the Company or the Subsidiaries has received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except for such violations, infringements or conflicts that would not have a Company Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus and except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, none of the Company or the Subsidiaries knows of any infringement by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries. (24) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might

8 reasonably be expected to constitute, the stabilization or manipulation of the price of the Depositary Shares to facilitate the sale or resale of the Depositary Shares. The Company acknowledges that the Underwriters may engage in passive market-making transactions in the Depositary Shares on Nasdaq in accordance with Regulation M under the Exchange Act. (25) The Company (i) has filed a “Notification of Withdrawal of Election to be Subject to Sections 55 through 65 of the Investment Company Act filed Pursuant to Section 54(C) of the Investment Company Act” on Form N-54C withdrawing its election to be regulated as a “business development company” (as such term is defined in the 1940 Act) (the “De-election Notice”), and (ii) received the requisite approvals and consents, including approval of its Board of Directors and the affirmative vote of a majority of the Company’s outstanding voting securities (as defined in the 1940 Act) as required by Section 58 of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”), for the De-election Notice. The Company is not and, after giving effect to the offering and sale of the Depositary Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act. (26) Each of the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (27) The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate as of the dates presented, and such data agree with the sources from which they are derived. (28) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its consolidated subsidiaries conduct business, and the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened. (29) Neither the Company nor any of its subsidiaries, nor, any director or officer of the Company or its subsidiaries, nor to the knowledge of the Company, any agent, employee, affiliate or representative of the Company or the Subsidiaries, or other person acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its consolidated subsidiaries located, organized or resident in a country or territory that is the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Russia, Syria, the Crimea Region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Depositary Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at

9 the time of such funding or facilitation, is the target of Sanctions, (ii) to fund or facilitate any activities of or business with any person in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country. (30) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company deems adequate for the conduct of their respective business and the value of their respective properties and as is customary for companies engaged in similar businesses. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which could reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, which would reasonably be expected to result in a Company Material Adverse Effect. (31) Each of the Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. (32) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 10% or greater securityholders, except as disclosed in writing to the Underwriters. (33) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required. (34) As of the date hereof, there are no outstanding personal loans made, directly or indirectly, by the Company or the Bank to any director or executive officer of the Company or the Bank. (35) Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the public offering of the Depositary Shares (collectively, “Sales Material”) do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and interpretations of FINRA to the extent applicable to the Company (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein). (36) From November 12, 2014 to January 5, 2023, the Company elected to be regulated as a business development company under the 1940 Act pursuant to a duly completed and executed Form N-54A that the Company validly filed with the Commission pursuant to Section 54(a) of the 1940 Act. From November 12, 2014 to January 5, 2023, the Company operated in compliance with the provisions of the 1940 Act applicable to business development companies and the Company and its Subsidiaries operated in compliance with all applicable provisions of the 1940 Act, except where any such non-compliance would not, individually or in the aggregate, result in a

10 Company Material Adverse Effect. From November 12, 2014 to January 5, 2023, the Company was not subject to the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). (37) Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company nor any director, officer, agent or affiliate of any subsidiary of the Company nor any employee of any subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in (i) any unlawful contribution to any candidate for public office, or a failure to disclose fully any contribution in violation of law, (ii) any payment to any U.S. Federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, or (iii) a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption laws, and the Company, the Company’s Subsidiaries and their respective affiliates have conducted their businesses in compliance with any applicable anti- bribery or anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. (38) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non- compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. (39) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Subsidiaries or for the account of a customer of the Company or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance, in all material respects, with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. (40) There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required. All descriptions of contracts or documents described in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects. (41) The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no

11 proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company or Bank, is threatened. (42) The Depositary Shares, by the Closing Date, will be registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Depositary Shares under the Exchange Act, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The application for listing of the Depositary Shares for trading on Nasdaq has been submitted by the Company. (43) Except for such prohibitions that would not be material to the Company and its Subsidiaries taken as a whole or restrictions under law applicable to bank holding companies and their subsidiaries generally or as described in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company. (44) The Company is not and was not an ineligible issuer as defined under the 1933 Act, at the times specified in the 1933 Act in connection with the offering of the Depositary Shares. (45) The Company is an “experienced issuer” within the meaning of FINRA Rule 5110(h)(1)(C) and (j)(6). (46) The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them) (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in the Registration Statement, the Prospectus, and the General Disclosure Package, the Company and its Subsidiaries has implemented and maintains commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor the Subsidiaries have been notified of, and are not aware of any event or condition that would reasonably be expected to result in, any security breach or other material compromise to the IT Systems or Personal Data, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. (47) The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock of the Company thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. 2. Purchase, Sale and Delivery of the Depositary Shares.

12 (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the applicable price per share set forth in Exhibit A, the number of Firm Depositary Shares set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Depositary Shares which such Underwriter agrees to or becomes obligated to purchase pursuant to the provisions of Section 7 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 150,000 depositary shares at the price per share set forth in Exhibit A plus accrued dividends from the Closing Date; provided, that the purchase price per Option Depositary Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Depositary Shares but not payable on the Option Depositary Shares. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised on up to three occasions in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Depositary Shares upon notice by the Representatives to the Company setting forth the number of Option Depositary Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Depositary Shares. Any such time and date of delivery (each, an “Option Closing Date”) shall be determined by the Representatives, but shall not be earlier than two or later than five full business days after the exercise of said option, unless otherwise agreed upon by the Company and the Representatives, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Depositary Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Depositary Shares then being purchased which the number of Firm Depositary Shares set forth in Exhibit A opposite the name of such Underwriter bears to the total number of Firm Depositary Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Depositary Shares. (c) Payment of the purchase price for, and delivery of any certificates for, the Firm Depositary Shares shall be made at the offices of Squire Patton Boggs (US) LLP, 1120 Avenue of the Americas, 13th Floor, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on August 20, 2025 (unless postponed in accordance with the provisions of Section 7 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”). In addition, in the event that any or all of the Option Depositary Shares are purchased by the Underwriters, payment of the purchase price for, and delivery through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters of, such Option Depositary Shares shall be made at the above-mentioned office, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company delivered pursuant to Section 2(b). Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Firm Depositary Shares and Option Depositary Share, if any, to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Depositary Shares and Option Depositary Shares, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Depositary Shares or the Option Depositary Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

13 (d) The Depositary Shares shall be transferred electronically on the Closing Date in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be. 3. Expenses. The Company covenants and agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Depositary Shares; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Depositary Shares to investors; (iv) the preparation, printing, issuance and delivery of the Depositary Shares; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Depositary Shares; (vi) the listing of the Depositary Shares on Nasdaq; (vii) any registration or qualification of the Depositary Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees); (viii) any filings required to be made with FINRA (including filing fees); (ix) all reasonable and documented out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including legal fees and expenses, marketing, syndication and travel expenses; provided, that such fees and expenses, including legal fees and legal expenses, shall not exceed $75,000 and shall be reimbursed through the Representatives and, provided further, that the Company’s obligation to reimburse such legal fees and legal expenses pursuant to this Section 3(ix) shall not exceed $50,000 without the prior written consent of the Company; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (xi) the fees and expenses of any transfer agent or registrar for the Depositary Shares and (xii) all other reasonable costs and expenses incurred by the Company. 4. Agreements of the Company. The Company agrees with the Underwriters that: (a) Prior to the termination of the offering of the Depositary Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A under the 1933 Act, or filing of the Prospectus is otherwise required under Rule 424, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to Rule 424 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 424 or when any Rule 462(b) Registration Statement will have been filed with the Commission, (ii) when, prior to termination of the offering of the Depositary Shares, any amendment to the Registration Statement will have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Depositary Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. (b) The Company will comply with the requirements of Rule 430B under the 1933 Act and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post- effective amendment to the Registration Statement or any new registration statement relating to the Depositary Shares or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the

14 issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Depositary Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Depositary Shares. The Company will promptly effect the filings required under Rule 424, in the manner and within the time period required by Rule 424, notify the Representatives of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. (c) If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Depositary Shares, any event will occur or condition will exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Company shall not make any filing to which the Representatives reasonably object, (ii) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and (iii) furnish to the Representatives, without charge, such number of copies of such amendment, supplement or new registration statement as the Representatives may reasonably request. (d) The Company will cooperate with the Representatives in endeavoring to qualify the Depositary Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Depositary Shares. (e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, a copy of the signed Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request. (f) The Company will comply with the 1933 Act and the Exchange Act so as to permit the completion of the distribution of the Depositary Shares as contemplated in this Agreement and the Prospectus. (g) If the General Disclosure Package is being used to solicit offers to buy the Depositary Shares at a time when the Prospectus is not yet available to prospective purchasers and any event will occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information

15 contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package. (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise the Representatives in writing when such statement has been so made available. (i) No offering, sale, short sale or other disposition of any Preferred Stock (or other securities that are substantially similar to the Preferred Stock) issued or guaranteed by the Company or other securities convertible into or exchangeable or exercisable for Preferred Stock (or other securities that are substantially similar to the Preferred Stock) issued or guaranteed by the Company or derivative of Preferred Stock (or other securities that are substantially similar to the Preferred Stock) issued or guaranteed by the Company (or agreement for such) will be made for a period of 30 days after the date of the Prospectus, directly or indirectly, by the Company, otherwise than hereunder or with the prior written consent of the Representatives. (j) The Company will apply the net proceeds of its sale of the Depositary Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. (k) The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Depositary Shares to be eligible for clearance and settlement through the facilities of DTC. (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Depositary Shares. (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Depositary Shares, except as may be allowed by law. (n) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act and the Exchange Act within the time periods required by such act, rule or regulation. To the extent the distribution of Depositary Shares has been completed, the Company will not be required to provide the Underwriters with reports it is required to file with the Commission under the Exchange Act. (o) The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) while any Depositary Shares remain outstanding. (p) The Company will use its reasonable best efforts to effect within thirty (30) days of the Closing Date and to maintain the listing of the Depositary Shares on Nasdaq. 5. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Depositary Shares on the Closing Date and the Option Depositary Shares, if any, on any Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions: (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A or 430B under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with the 1933 Act, and any request of the

16 Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as the case may be, which would prevent the issuance of any Depositary Shares. (b) The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Company, a negative assurance letter and from Michael A. Schwartz, Chief Legal Officer of the Company and Robert Fraley, Senior Counsel of the Company, opinions, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives in form and substance reasonably satisfactory to the Representatives. (c) The Representatives shall have received from Squire Patton Boggs (US) LLP, counsel to Underwriters (“Underwriters’ Counsel”), an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives. (d) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, the letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, of RSM US LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters (or as otherwise accepted by the Underwriters), delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus. (e) The Company shall have furnished to the Representatives, on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate substantially in the forms of Exhibit 5(e). (f) The Articles Supplementary shall have been duly filed with the State Department of Assessments and Taxation of Maryland on or before the Closing Date. (f) The Company and the Depositary shall have executed and delivered the Deposit Agreement. The Representatives shall have received from the Depositary a copy of any global receipt evidencing the deposit of the Preferred Stock underlying the Depositary Shares delivered on the Closing Date. (g) The Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Depositary Shares as herein contemplated. (h) The application for listing of the Depositary Shares shall have been submitted to Nasdaq. (i) At the Closing Date or any Option Closing Date, as the case may be, the Depositary Shares shall be rated at least BBB by Egan-Jones Ratings Company and since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock (including the Preferred Stock and the Depositary Shares) of the Company by any NRSRO, or any written notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating. If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder or, in the case of any condition to the purchase of the Option Depositary Shares on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Depositary Shares, may be

17 terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 3 and 6 hereof). 6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of the Underwriters and each person who controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, and each affiliate of the Underwriters within the meaning of Rule 405 of the 1933 Act: (i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Depositary Shares as originally filed or in any amendment thereof (and including any post-effective amendment), the General Disclosure Package or the Prospectus or in any Sales Material (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) their names and (ii) the twelfth through the thirteenth paragraphs and the first two sentences of the fourteenth paragraph of the text under the caption “Underwriting.” (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers who sign the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to the Underwriters set forth in Section 6(a)(i) and the proviso thereto, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriters agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 6(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 6 shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to

18 give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 6(a) and Section 6(b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 6(a) and by the Company in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. (d) To the extent the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Depositary Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Depositary Shares purchased by such Underwriter and (ii) no person guilty of fraudulent

19 misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. (e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. 7. Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Date or an Option Closing Date to purchase the Depositary Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Depositary Shares”), the Representatives shall use reasonable efforts, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Depositary Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then: (a) if the aggregate number of Defaulted Depositary Shares does not exceed 10% of the aggregate number of Depositary Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or (b) if the aggregate number of Defaulted Depositary Shares exceeds 10% of the aggregate number of Depositary Shares to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Depositary Shares that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter. No action taken pursuant to this Section 7 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Depositary Shares, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7. 8. Termination. This Agreement may be terminated by the Representatives by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Depositary Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Depositary Shares on the terms and in the manner contemplated by this Agreement, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Depositary Shares on the terms and in the manner contemplated by this Agreement, (iii) suspension of trading in securities generally on the New York Stock Exchange or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of any security of the Company by Nasdaq, the Commission or any other governmental authority or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal

20 affairs which in the opinion of the Representatives has a Company Material Adverse Effect on the securities markets in the United States; or (b) as provided in Section 7 of this Agreement. 9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall survive delivery of and payment for the Depositary Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Underwriters or any of their respective officers, directors, employees, agents, affiliates or controlling persons referred to in Section 6 hereof. The provisions of Section 3, Section 6, Section 9, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement. 10. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. (c) For purposes of this Section 10, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication: (a) if to the Underwriters: Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue, 4th Floor New York, New York 10019 Attention: Joseph Berry Raymond James & Associates, Inc. 320 Park Avenue, 12th Floor New York, New York 10022 Attention: Daniel R. Palmadesso, General Counsel, Investment Banking with an additional copy to: Squire Patton Bogg (US) LLP 1120 Avenue of the Americas, 13th Floor, New York, New York 10036

21 (212) 872-9815 (fax) Attention: James J. Barresi (which copy shall not constitute notice) (b) if to the Company: NewtekOne, Inc. 4800 T-Rex Avenue, Suite 120 Boca Raton, FL 33431 (866) 339-7027 (fax) Attention: Barry Sloane with an additional copy to: Sullivan & Cromwell LLP 125 Broad St. New York, NY 10004 +1 212 291 9280 (fax) Attention: Jared M. Fishman (which copy shall not constitute notice) 12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Depositary Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase. 13. No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Depositary Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which an Underwriter may be acting, on the other, (b) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters), and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that the Company is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof. 15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. 16. Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. 17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. 18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable. [Remainder of Page Intentionally Blank]

[Signature Page to Underwriting Agreement] 1105153403\6\AMERICAS If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement amongst the Company and the Underwriters. Very truly yours, NewtekOne, Inc. By:/s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer and President

[Signature Page to Underwriting Agreement] 1105153403\6\AMERICAS The foregoing Agreement is hereby confirmed and accepted as of the date first-written above. Keefe, Bruyette & Woods, Inc. By: _/s/ Joseph S. Berry_______________________________ Name: Joseph S. Berry Title: Co-Head of Investment Banking

[Signature Page to Underwriting Agreement] 1105153403\6\AMERICAS The foregoing Agreement is hereby confirmed and accepted as of the date first-written above. Raymond James & Associates, Inc. By: _/s/Robert S. Toma________________________________ Name: Robert S. Toma Title: Managing Director

EXHIBIT A UNDERWRITERS The initial public offering price per share for the Depositary Shares shall be $25.00. The purchase price per share for the Depositary Shares to be paid by the several Underwriters shall be $24.2125. Name of Underwriter Number of Depositary Shares Keefe, Bruyette & Woods, Inc. 700,000 Raymond James & Associates, Inc. 700,000 Janney Montgomery Scott, LLC 100,000 Muriel Siebert & Co., LLC 300,000 B. Riley Securities, Inc. 100,000 Ladenburg Thalmann & Co., Inc. 100,000 Total 2,000,000

Exhibit B EXHIBIT B PRICE-RELATED INFORMATION [See attached]

1105154980\3\AMERICAS NEWTEKONE, INC. 2,000,000 DEPOSITARY SHARES, EACH REPRESENTING A 1/40th INTEREST IN A SHARE OF 8.500% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B (liquidation preference $1,000 per share (equivalent to $25.00 per depositary share)) PRICING TERM SHEET This Pricing Term Sheet should be read in conjunction with the preliminary prospectus supplement dated August 13, 2025 for this offering and the accompanying prospectus dated July 27, 2023, filed pursuant to Rule 424(b) (together, the “Preliminary Prospectus Supplement”). This Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used but not defined herein have the respective meanings assigned to them in the Preliminary Prospectus Supplement. Issuer: NewtekOne, Inc. Security Offered: Depositary Shares (the “depositary shares”), each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non- Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) Format: SEC registered Expected Ratings1: [Intentionally Omitted]* Size: $50,000,000 (2,000,000 depositary shares) Overallotment Option: The Issuer has granted the underwriters an option, exercisable within 30 days from the date of the Preliminary Prospectus Supplement, to purchase up to additional 150,000 depositary shares at the public offering price less the applicable underwriting discount, solely to cover overallotments, if any. Liquidation Preference: $1,000 per share of Series B Preferred Stock (equivalent to $25.00 per depositary share) First Reset Date: October 1, 2030 Reset Dates: The First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date Reset Periods: The period from, and` including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date 1 A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each rating should be evaluated independently of any other rating.

1105154980\3\AMERICAS Dividend Rate (Non-Cumulative): From August 20, 2025 to, but excluding October 1, 2030, at a fixed rate of 8.500% per annum, and from and including the reset date with respect to each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as defined in the Preliminary Prospectus Supplement) plus 4.735% Dividend Payment Dates: Quarterly in arrears on the 1st day of January, April, July and October of each year, commencing on October 1, 2025 Day Count: 30/360 Term: Perpetual Optional Redemption: In whole or in part, from time to time, on any Dividend Payment Date on or after the First Reset Date, or in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in the Preliminary Prospectus Supplement), in each case at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date Any redemption of the Series B Preferred Stock is subject to the Issuer’s receipt of any required prior approvals by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series B Preferred Stock. Trade Date: August 13, 2025 Settlement Date: August 20, 2025 (T+5) It is expected that delivery of the depositary shares will be made against payment therefor on or about the fifth business day following the date of the Preliminary Prospectus Supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6- 1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to August 19, 2025 will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade their depositary shares prior to August 19, 2025 should consult their own advisors. Public Offering Price: $25.00 per depositary share Underwriting Discount: $0.7875 per depositary share. Estimated Net Proceeds to Issuer, After Deducting Underwriting Discount (Before Expenses) $48,425,000

1105154980\3\AMERICAS Use of Proceeds: CUSIP/ISIN for Depositary Shares: The net proceeds received will be used for funding of investments, repayment of existing debt and other general corporate purposes. 652526 864 / US6525268644 Listing: Application has been made to list the depositary shares on the NASDAQ Global Market under the symbol “NEWTP.” If approved for listing, trading of the depositary shares on the NASDAQ Global Market is expected to commence within the 30- day period after the original issuance date of the depositary shares. Joint Book-Running Managers: Keefe, Bruyette & Woods, A Stifel Company Raymond James & Associates, Inc. Lead Managers Janney Montgomery Scott, LLC Muriel Siebert & Co., LLC B. Riley Securities, Inc. Ladenburg Thalmann & Co. The depositary shares are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. * A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The Issuer has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement for the offering and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering, will arrange to send you the prospectus and prospectus supplement if you request it from Keefe, Bruyette & Woods, A Stifel Company, at 1-800-966-1559 or by email at USCapitalMarkets@kbw.com, or from Raymond James & Associates, Inc. at 1-800-248-8863 or by email at prospectus@raymondjames.com. Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Exhibit 5(e) EXHIBIT 5(e) NEWTEKONE, INC. COMPANY OFFICER’S CERTIFICATE The undersigned, the duly qualified and elected Chief Executive Officer of NewtekOne, Inc., a corporation organized under the laws of Maryland (the “Company”), does hereby certify in such capacity and on behalf of the Company, and solely in such capacity and not in his personal capacity, pursuant to Section 5(e) of the Underwriting Agreement dated August 13, 2025 (the “Underwriting Agreement”) by and among the Company and Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc., as representatives of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of 2,000,000 depositary shares, each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Depositary Shares”), hereby certify that he is authorized to execute this Officers’ Certificate in the name of and on behalf of the Company. The undersigned also hereby certifies, on behalf of the Company in his capacity as Chief Executive Officer (and not in any individual capacity), that: (i) the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty is true and correct in all respects) with the same force and effect as though expressly made at and as of the date hereof; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Underwriting Agreement; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to my knowledge, are contemplated by the Commission; and (iv) there has not been, since August 13, 2025 or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to August 13, 2025) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business. Each of Sullivan & Cromwell LLP and Squire Patton Boggs (US) LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. By: Name: Barry Sloane Title: Chief Executive Officer Date: